Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For further information contact:

Bar Harbor Bankshares Curtis C. Simard, President & CEO Telephone: 888-853-7100

DATE:	January 13, 2017

TITLE:	BAR HARBOR BANKSHARES AND LAKE SUNAPEE BANK GROUP COMPLETE MERGER

Bar Harbor, ME and Newport, NH – Bar Harbor Bankshares (NYSE MKT: BHB) (or “Bar Harbor”), the holding company for Bar Harbor Bank & Trust, has successfully completed its merger with Lake Sunapee Bank Group (or “Lake Sunapee”), the holding company for Lake Sunapee Bank. The company is now the only community bank headquartered in Northern New England with a market footprint in all three Northern New England states of Maine, New Hampshire and Vermont.

“The merger creates value for shareholders, customers and employees by creating efficiencies and strategic growth opportunities, allowing the combined organization to draw on various customer service, product, and technological strengths. The very compatible cultures of the two companies make the partnership a natural fit,” said Curtis C. Simard, President and CEO of Bar Harbor Bankshares. “The combined institution brings significant lending capacity and growing product development yet will remain focused on its responsibility to be an active participant in, and advocate for, community growth and prosperity.”

As a division of Bar Harbor Bank & Trust, Lake Sunapee Bank branches will continue to operate under the Lake Sunapee Bank name and William J. McIver, former Chief Operating Officer of Lake Sunapee, will continue with the combined company as Executive Vice President – Regional President, New Hampshire and Vermont Markets. Lake Sunapee Bank’s subsidiaries, McCrillis & Eldredge Insurance and Charter Trust Company will operate as subsidiaries of Bar Harbor Bank & Trust. Lake Sunapee directors Steven H. Dimick, Stephen W. Ensign and Stephen R. Theroux have been appointed to Bar Harbor’s board of directors.

“This historic partnership is a milestone for community banking in Northern New England. Both companies are enthusiastic to continue as a combined organization and to build on the reputations previously developed, sharing a focus on community involvement and outstanding customer service,” said Simard.

Approved by shareholders in October, 2016, Bar Harbor’s acquisition of Lake Sunapee grows the company to over $3 billion in assets, making it one of the largest community banks in Northern New England, with 49 branch locations across the three states of Maine, New Hampshire and Vermont.

Sandler O’Neill & Partners, L.P. served as the financial advisor to Bar Harbor, and Griffin Financial Group LLC served as the financial advisor to Lake Sunapee. K&L Gates LLP served as outside counsel to Bar Harbor, while Hogan Lovells US LLP served as outside counsel to Lake Sunapee.

About Bar Harbor Bankshares

Bar Harbor Bankshares (NYSE MKT: BHB) is the parent of Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides a full range of financial services through its 49 branch locations in all three Northern New England states of Maine, New Hampshire and Vermont. Bar Harbor offers easy-to-understand deposit and loan products for families, businesses, and non-profit organizations. For more information, visit www.bhbt.com.

Caution About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to Bar Harbor. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements are made only as of the date of this press release, and Bar Harbor undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or conditions after the date hereof. Actual results may differ materially from those described in any such forward-looking statements.

In addition to factors previously disclosed in the reports filed by Bar Harbor and Lake Sunapee with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: difficulties and delays in integrating the business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of products and services; customer borrowing, repayment, investment and deposit practices; competitive conditions; economic conditions, including downturns in the local, regional or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms.